UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): October 1, 2013

AMPIO PHARMACEUTICALS, INC.

(Exact name of registrant as specified in Charter)

Delaware	001-35182	26-0179592
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employer Identification No.)

5445 DTC Parkway, Suite 925

Greenwood Village, Colorado 80111

(Address of principal executive offices, including zip code)

(720) 437-6500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

The information set forth under Item 5.02 of this Current Report on Form 8-K is hereby incorporated in this Item 1.01 by reference.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 4, 2013, Ampio Pharmaceuticals, Inc. (the “Company”) entered into an amendment to the Employment Agreement, effective January 9, 2012, with Michael Macaluso, the Chief Executive Officer of the Company (the “Macaluso Amendment”). Under the Macaluso Amendment, Mr. Macaluso’s annual compensation was increased to $300,000, effective October 1, 2013.

At its meeting on October 1, 2013, the Compensation Committee of the Board of Directors of the Company approved a one-time bonus in the amount of $150,000 as compensation for Mr. Macaluso in recognition of his strong leadership and performance in connection with the $25 million financing transaction announced on September 26, 2013.

The description of the Macaluso Amendment set forth herein does not purport to be complete and is qualified in its entirety by reference to the full text thereof, which is attached hereto as Exhibit 10.1.

Item 9.01 Financial Statements and Exhibits.

Exhibit Number	Description

10.1	Amendment to Employment Agreement between Ampio Pharmaceuticals, Inc. and Michael Macaluso, dated October 4, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMPIO PHARMACEUTICALS, INC.

By:	/s/ Mark D. McGregor
Mark D. McGregor

Chief Financial Officer

Dated: October 4, 2013

EXHIBIT INDEX

Exhibit Number	Description

10.1	Amendment to Employment Agreement between Ampio Pharmaceuticals, Inc. and Michael Macaluso, dated October 4, 2013